Exhibit 10.3A

IMMUCELL CORPORATION

INDEMNIFICATION AGREEMENT

Director:	_________________________
Effective Date:	_________________________

THIS AGREEMENT is made and entered between ImmuCell Corporation, a Delaware corporation (the “Corporation”, which term shall include any one or more of its subsidiaries where appropriate), and the above-named director (“Indemnitee”), and shall be effective from and after the Effective Date set forth above.

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is reasonable and prudent for the Corporation contractually to obligate itself to indemnify its directors to the fullest extent permitted by applicable law so that directors will be able to make business judgments, and otherwise serve the Corporation, free from undue concern that they may be called upon to bear personally the risk and expense of claims by those who seek to challenge actions taken in good faith by directors;

WHEREAS, the shareholders in 1989 voted to approve and ratify a form of indemnification agreement substantially similar to this Agreement, which prior form authorized the Corporation to amend the agreement from time to time to reflect changes in Delaware law or for other reasons;

WHEREAS, pursuant to such prior authority, this Agreement is intended to update and replace the prior form of indemnification agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein and Indemnitee’s continued service as a member of the Board, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Corporation and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee.  This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee’s position with the Corporation beyond any period otherwise applicable.

2. General.  The Corporation shall indemnify, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement to the fullest extent permitted by law.

3. Proceedings Other Than Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, fines and amounts paid in settlement actually and reasonable incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

4. Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if such indemnification is not permitted by Delaware or other applicable law; provided, however, that indemnification against Expenses shall nevertheless be made by the Corporation in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall deem proper.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter for purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Advance of Expenses.  The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

7. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii)); (ii) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), or by a Board committee which is appointed by a majority vote of the Disinterested Directors and which consists solely of Disinterested Directors or (B) if so directed by a majority vote of Disinterested Directors, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by the Board of Directors, by the stockholders of the Corporation; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court had determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 7(c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) (iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

8. Presumptions and Effect of Certain Proceedings.

(a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination, is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

9. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

10. Security.  To the extent requested by the Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

11. Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement shall continue until and terminate upon the latter of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director of the Corporation or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors of the Corporation or fiduciaries of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director under such policy or policies.

(c) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

12. Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

13. Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

14. Definitions.  For purposes of this Agreement:

(a) “Change in Control” means a change in control of the Corporation of a nature which would be required to be reported in response to Item 501 of Form 8-K (or in response to any similar item or any similar form or schedule) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement, and which predates the misconduct that is alleged in the Proceeding to have given rise to liability on the part of Indemnitee; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities (other than persons who are the beneficial owners of such percentages of such securities on the date of the Agreement) without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b) “Corporate Status” describes the status of a person who is or was or has agreed to become a director of the Corporation, or is or was an executive officer or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(c) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect or which indemnification is sought by Indemnitee. For purposes of Section 7 hereof, a determination or committee appointment or counsel selection which is made by a majority vote of the Disinterested Directors then in office shall be binding upon the Corporation even if the persons so acting constitute less than a quorum of the Board of Directors.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in manners of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee’s act or failure to act occurred.

(f) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Agreement to enforce his rights under this Agreement.

15. Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

16. Modification and Waiver.  This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice by Indemnitee.  Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.

18. Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to:

(b) If to the Corporation, to:	ImmuCell Corporation
56 Evergreen Drive
Portland, ME 04103
Attn: Secretary

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

19. Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date first written above.

INDEMNITEE:	IMMUCELL CORPORATION

By:

Michael F. Brigham
President and CEO